SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2004

eDiets.com, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-30559	56-0952883
(Commission File Number)	(IRS Employer Identification No.)

3801 W. Hillsboro Blvd.

Deerfield Beach, Florida 33442

(Address of Principal Executive Offices) (Zip Code)

(954) 360-9022

(Registrant’s Telephone Number, Including Area Code)

Item 5. Other Events.

On April 12, 2004, eDiets.com, Inc. entered into a Securities Purchase Agreement for the issuance and sale of 1,600,000 shares of its common stock to several institutional investors at a price of $4.40 per share. At the same time, Mr. David R. Humble, the company’s chief executive officer and a director, agreed to sell 600,000 shares, to the investors at the same price. The company also agreed to register the resale of the common stock being purchased by the investors with the Securities and Exchange Commission. The investors will also have the right to make additional investments in up to 550,000 additional shares at the same price, within 90 days after the effectiveness of the registration statement.

The company issued a press release describing the transaction on April 13, 2004, a copy of which is attached as Exhibit 99.1. The details of the transaction are set forth in the Securities Purchase Agreement, which is attached as Exhibit 10.1, the Registration Rights Agreement, which is attached as Exhibit 10.2, and the form of the Additional Investment Right, which is attached as Exhibit 10.3. The description of the proposed investment in this Current Report on Form 8-K is qualified in its entirety by reference to the Securities Purchase Agreement and the other exhibits hereto.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits.

Exhibit Number	Exhibit Title
10.1	Securities Purchase Agreement dated April 12, 2004, among eDiets.com, Inc., David R. Humble, and the investors named therein.

10.2	Registration Rights Agreement dated April 12, 2004, among eDiets.com, Inc. and the investors named therein.

10.3	Form of Additional Investment Right

99.1	Press Release dated April 13, 2004.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eDiets.com, Inc.

By:	/s/ Robert T. Hamilton
Robert T. Hamilton
Chief Financial Officer

Date: April 13, 2004

EXHIBIT INDEX

Exhibit Number	Exhibit Title
10.1	Securities Purchase Agreement dated April 12, 2004, among eDiets.com, Inc., David R. Humble, and the investors named therein.

10.2	Registration Rights Agreement dated April 12, 2004, among eDiets.com, Inc. and the investors named therein.

10.3	Form of Additional Investment Right.

99.1	Press Release dated April 13, 2004.